SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 25, 2007

Corgenix Medical Corporation

(Exact Name of registrant as specified in its charter)

Nevada	000-24541	93-1223466
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11575 Main Street

Suite 400

Broomfield, Colorado 80020

(Address, including zip code, of principal executive offices)

(303) 457-4345

(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                     Entry Into Material Definite Agreements

Corgenix Medical Corporation (the “Company”) entered into subscription and other agreements on July 25, 2007 to complete a private placement with certain institutional and other accredited investors.

The Sales

The Company’s offering consisted of common stock in the Company (the “Shares”) at the price of $0.25 per share. For each Share purchased, every investor received an equal number of common stock purchase warrants (the “Warrants”). One-third of the Warrants issued to each investor are exercisable at $0.34 per share with a one-year term, one-third are exercisable at $0.375 per share with a two-year term, and the remaining third are exercisable at $0.40 per share with a  five-year term.

The Shares and Warrants were offered and sold in reliance on exemptions from registration pursuant to Section 4(2) of the Securities Act of 1933, and Rule 506 of Regulation D thereunder. Each investor is an “accredited investor” as defined in Rule 501 of the same.

The sale of the Shares and Warrants also included a Registration Rights Agreement whereby the Company provides the purchasers with “piggy back” registration rights if the Company proposes to register securities under the 1933 Act.

As of the date of writing, the Company has sold $725,000 in interests. The maximum offering size is $860,000, although the Company has reserved a right to increase the offering by up to 15% of that figure.

Closing Fees and Broker Expenses

Terra Nova Financial, LLC, an Illinois limited liability company (“Terra Nova”), acted as a placement agent for the Company. Iliad Advisors, LLC, an Illinois limited liability company (“Iliad Advisors”), provided advisory services to Terra Nova on the transaction. As compensation for Terra Nova’s services, the Company is to pay Terra Nova a fee equal to 7% of the aggregate offering price, due to Terra Nova at each close of the transaction. To date, the Company has paid Terra Nova $50,750. Terra Nova’s fee also includes warrants, due to Terra Nova at the close of the transaction, to purchase shares of the Company’s common stock at the offering price of $0.25 per share. If Terra Nova succeeds in reaching the maximum proceeds plus over-allotment, totaling $989,000, it will receive $69,230 in cash, and warrants to purchase 276,920 shares of common stock at $0.25 per share.

The Company is to pay all of the expenses related to the offering.

Right of First Refusal

As additional compensation, Terra Nova received a right of first refusal to serve as the exclusive representative of the Company in future offerings. This right of first refusal lasts twelve months from the date that the Company received the offering’s first $585,000.00, which occurred on July 11, 2007. This right is subordinate to similar rights in favor of the Company’s current debt investors and preferred stockholder.

Use of Proceeds

The Company will use the proceeds of the transaction to fund expansion of the Company’s current product line, and to provide for general corporate purposes and to provide working capital.

ITEM 3.02                     Unregistered Sales of Equity Securities

See Item 1.01 above, incorporated herein by reference.

ITEM 9.01                     Financial Statements and Exhibits

4.1           Form of Common Stock Purchase Warrant

4.2           Form of Subscription Agreement

4.3           Form of Registration Rights Agreement

4.4           Placement Agent Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2007	CORGENIX MEDICAL CORPORATION

	By:	/s/ Douglass T. Simpson
Douglass T. Simpson
President and Chief Executive Officer